Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

OPAL FUELS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Other (2)	175,541,507 (3)	$10.21 (2)	$1,792,278,787	$0.0000927	$166,145
	Equity	Warrants to Purchase Class A Common Stock, par value $0.0001 per share	Other (4)	9,223,261			$0.0000927	(4)
Fee Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$1,792,278,787
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$166,145

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on The Nasdaq Capital Market on August 5, 2022.

(3) The number of shares of Class A Common Stock being registered includes (i) 21,919,209 shares of the Registrant’s Class A Common Stock, (ii) 144,399,037 shares of the Registrant’s Class A Common Stock issuable upon the conversion of (a) 144,399,037 common units of Opal Fuels LLC for shares of the Registrant’s Class C Common Stock and the subsequent conversion of such shares of Class C Common Stock and (iii) 9,223,261 shares of the Registrant’s Class A Common Stock issuable upon exercise of warrants.

(4) Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Common Stock.